Exhibit 1.01
RIBBON COMMUNICATIONS INC. CONFLICT MINERALS REPORT 2023 PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Ribbon Communications Inc. Conflict Minerals Report 2023 2 2023 Summary............................................................................................................................................... 3 Introduction .................................................................................................................................................... 4 Company Overview........................................................................................................................................ 4 Conflict Minerals Policy............................................................................................................................................. 5 Products Overview...................................................................................................................................................... 5 Supply Chain and Reasonable Country of Origin Inquiry ..................................................................................... 5 Due Diligence Process ................................................................................................................................................ 5 Due Diligence Measures.......................................................................................................................... 6 OECD Guidance Step 1: Establish Strong Company Management Systems.................................... 6 OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain ............................................ 6 OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks............... 7 OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence .7 OECD Guidance Step 5: Report on Supply Chain Due Diligence ....................................................... 7 Due Diligence Results.............................................................................................................................. 8 Risk Mitigation Steps to Be Taken for 2024 Due Diligence................................................................... 10 Audit............................................................................................................................................................. 10 Important Information Regarding Forward-Looking Statements .......................................................... 11 Annex A List of Smelters.........................................................................................................................................12 Annex B List of Countries ........................................................................................................................................33 RIBBON COMMUNICATIONS INC. (“RIBBON”) presents this Conflict Minerals Report for the reporting period of January 1, 2023 to December 31, 2023 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. This document represents Exhibit 1.01 to Form SD, the Conflict Minerals Report.

Ribbon Communications Inc. Conflict Minerals Report 2023 3 852 total suppliers representing100% of in-scope suppliers requested to complete Conflict Minerals Reporting Template (CMRT) 6% more suppliers in scope for CMRT requests compared to 2022 63% of manufacturers were Democratic Republic of the Congo (DRC) Conflict Free 23% of manufacturers were DRC Conflict Undeterminable 79% suppliers completed CMRTs in 2023, an increase of 1% compared to 2022 7% increase in the number of suppliers providing CMRT responses compared to 2022 >44,000 mines used by suppliers completing CMRTs in 2023 14% of manufacturers were not affected 100% of smelters who completed a CMRT maintain a responsible minerals sourcing policy and conduct due diligence with their suppliers 100% of smelters who completed a CMRT filed an independent Form SD

Ribbon Communications Inc. Conflict Minerals Report 2023 4 Introduction This report for the year ended December 31, 2023 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”). Ribbon has determined that some of the products that it manufactured or contracted to manufacture, and which continue to be manufactured or contracted to manufacture by Ribbon through the end of reporting year 2023 (“Ribbon Products”) include Conflict Minerals. Company Overview Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. Ribbon helps the world’s leading communications service providers and enterprises embrace the next generation of communications technologies including, cloud-based communications, Internet Protocol, Session Initiation Protocol, Voice over LTE Long Term Evolution, Voice over Internet Protocol, Unified Communications, Web-based Real Time Communications, Edge Computing, Software-Defined WAN, Analytics, Applications Programming Interfaces and Embedded Communications. With more than a thousand customers around the globe and over 20 years of experience transforming and securing networks, Ribbon enables service providers and enterprises to transform their communications networks, quickly deploy new communications networks and services, and capture and retain customers and generate a significant related return on investment. Ribbon’s industry-leading product portfolio ranges from IP Systems, Optical Systems, and session border controllers for service providers and enterprises, intelligent edge with SD-WAN, Network Edge Orchestration, policy and routing, call controllers or soft switches, media gateways, applications platforms, communications clients, and signaling controllers to cloud communications “as a Service” solutions. The Company’s comprehensive portfolio also includes unrivaled end-to-end service assurance, security, fraud management and analytics solutions. All of these solutions are supported by a global services team with extensive experience in design, deployment and maintenance of some of the world’s largest IP and optical networks. The Company is also focused on providing secure carrier-class enterprise communications capabilities to industry verticals including the financial, government, education and healthcare sectors. All of these industries already benefit from Ribbon’s secure, unified, reliable and embedded communications capabilities, which enhance their ability to collaborate and improve productivity. Ribbon maintains a keen focus on our commitments to Environmental, Social and Governance (ESG) matters and report to our stakeholders through our annual Sustainability Report. To learn more about Ribbon, please visit rbbn.com.

Ribbon Communications Inc. Conflict Minerals Report 2023 5 Conflict Minerals Policy Ribbon has adopted a Conflict Minerals Policy and communicated such policy to its suppliers. This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at https://investors. ribboncommunications.com/static-files/79ec23fd-657e-4d9b-8d90-5e2daec9c183. Products Overview This report covers the following Ribbon Products that were manufactured in 2023 (the “2023 Ribbon Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, IP Optical Solutions, IP Routing Solutions and network analytics tools. Supply Chain and Reasonable Country of Origin Inquiry Ribbon has determined that Conflict Minerals are necessary to the functionality or production of Ribbon Products manufactured or contracted to be manufactured during 2023. We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf. Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals. Therefore, we rely upon our suppliers to provide information on the origin, source and chain of custody of the Conflict Minerals contained in product components and materials. Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner. The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2023 Ribbon Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources. Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2023 Ribbon Products originated in the Covered Countries and are not from recycled or scrap sources. Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule. Due Diligence Process In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2023 Ribbon Products that originated or may have originated in the Covered Countries. The Company’s due diligence measures were designed to conform, in all material respects, to the internationally recognized

Ribbon Communications Inc. Conflict Minerals Report 2023 6 due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements. Due Diligence Measures Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule: OECD Guidance Step 1: Establish Strong Company Management Systems Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments. Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers. To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee (the “Audit Committee”) of the Board of Directors at regularly schedule meetings on an annual basis. Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts. Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis. In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website at https://investors.ribboncommunications. com/static-files/79ec23fd-657e-4d9b-8d90- 5e2daec9c183. To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the Chief Legal Officer or other member of senior management, the Employee Hotline (which can be used on an anonymous basis where permitted by applicable law) or the Audit Committee. Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically. OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions. To the extent an in-scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Ribbon Products.

Ribbon Communications Inc. Conflict Minerals Report 2023 7 Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/ or revised responses. Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template. Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers. Ribbon collected a list of smelters/processors that are in our supply chain for the Ribbon Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”). Ribbon has provided that list in this report. Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template. OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above. Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process. Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee on program developments and progress. OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Ribbon Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries. We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free. We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List. OECD Guidance Step 5: Report on Supply Chain Due Diligence As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2023 calendar year reporting period. In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations-Corporate Governance section of our website at: https://investors.ribboncommunications.com/ corporate-governance/governance-highlights.

Ribbon Communications Inc. Conflict Minerals Report 2023 8 Due Diligence Results Ribbon contacted 100% of a total of 852 in-scope suppliers (excluding distributors and service providers) for the 2023 Ribbon Products. Total in-scope suppliers contacted 852 Manufacturers providing CMRT documents/data 669 Manufacturers not providing CMRT responses 183 Overall response rate 78.5% The majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company). As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Ribbon Products. Further, while our suppliers for the Ribbon Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2023 Ribbon Products. Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2023 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2023 Ribbon Products may include those listed in Annex B. 79% of in-scope suppliers provided responses to the CMRT survey.

In 2023, the total number of in-scope manufacturers responding to Ribbon's CMRT request was more than 660 manufacturers, a response rate of more than 78%, for the third consecutive year.

Over the years, Ribbon has increased the pool of in-scope suppliers as business has expanded. Ribbon's ability to secure responses from a greater number of suppliers is the result of consistent efforts to reach out to suppliers to educate them on the importance of conflict minerals management and secure full responses to our CMRT requests.

MANUFACTURERS PROVIDING CMRTS


486
560
669
626
669
2019
2020
2021
2022
2023

In 2023, we were successful in maintaining a strong response rate of 79%, a little higher than in 2022, representing a 7% increase in the number of suppliers responding, alongside a 6% increase in the number of suppliers we contacted.

OVERVIEW OF CMRT OUTREACH AND RESPONSE RATE


89%
83%
78%
78%
79%
546
675
858
805
852
2019
2020
2021
2022
2023
Total Outreach
Response Rate

Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2023 Ribbon Products may include the smelters and refineries listed in Annex A.

In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2023 Ribbon Products may include those listed in Annex B.

Ribbon Communications Inc. Conflict Minerals Report 2023 9

Smelters in Our Supply Base

655 total smelters/ refiners

from **57** countries

with mines in **133** countries

SMELTERS BY METALS MINED


11%
14%
40%
35%
Tantalum
Tungsten
Tin
Gold

SMELTERS BY COUNTRY


4%
7%
8%
9%
37%
35%
Brazil
Japan
USA
Indonesia
Rest of World
China

Risk Mitigation Steps to Be Taken for 2024 Due Diligence

Ribbon intends to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries:

- Continue to focus on additional ways to improve quality and quantity of supplier response rates;
- Continue to work with suppliers to better educate them on the process;
- Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP;
- Seek to implement standard procedures for corrective action or phasing out of suppliers not found to be DRC conflict free;
- Continue to adhere to the OECD Guidance; and
- Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals.

Audit

An independent private sector audit was not required for reporting year 2023.

Ribbon Communications Inc. Conflict Minerals Report 2023 10

Ribbon Communications Inc. Conflict Minerals Report 2023 11 Important Information Regarding Forward-Looking Statements The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2024 Due Diligence,” are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements. Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report. Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Documents Incorporated by Reference Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Annex A List of Smelters

We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2023 Ribbon Products. The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as "known smelters or refineries." Smelters and refineries that are denoted with an asterisk (*) in the table below have received a "conflict free" designation from an independent third party audit program.

Substance	Smelter	Location
Tantalum (Ta)	5D Production OU	Estonia
Tin (Sn)	5N Plus	United Kingdom
Gold (Au)	8853 S.p.A.	Italy
Tungsten (W)	A.L.M.T. Corp.	Japan
Tin (Sn)	A.L.M.T. Corp.	Japan
Tungsten (W)	A.L.M.T. Corp.	China
Gold (Au)	ABC Refinery Pty Ltd.	Australia
Gold (Au)	Abington Reldan Metals, LLC	USA
Gold (Au)	Academy Precious Metals (China) Co. LTD	China
Tungsten (W)	ACL Metais Eireli	Brazil
Gold (Au)	Advanced Chemical Company	USA
Tantalum (Ta)	Advanced Metallurgical Group N.V. (AMG)	USA
Gold (Au)	African Gold Refinery	Uganda
Gold (Au)	Agosi AG	Germany
Gold (Au)	Aida Chemical Industries Co., Ltd.	Japan
Gold (Au)	Aktyubinsk Copper Company TOO	Kazakhstan
Gold (Au)	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold (Au)	Al Ghaith Gold	United Arab Emirates
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Gold (Au)	Albino Mountinho Lda.	Portugal
Tin (Sn)	Alent Alpha Metals (Shenzhen) Co., Ltd.	China
Gold (Au)	Alexy Metals	USA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin (Sn)	Alpha	USA
Tantalum (Ta)	AMG Brasil	Brazil
Tantalum (Ta)	AMG Mining Mibra Mine	Brazil

Ribbon Communications Inc. Conflict Minerals Report 2023 12

Substance	Smelter	Location
Tin (Sn)	An Thai Minerals Co., Ltd.	Vietnam
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin (Sn)	Angelcast Enterprise Co., Ltd.	China
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Tantalum (Ta)	Anhui Herrman Impex Co.	China
Tin (Sn)	Arco Alloys	USA
Gold (Au)	Argor-Heraeus S.A.	Switzerland
Tungsten (W)	Artek LLC	Russian Federation
Gold (Au)	ARY Aurum Plus	United Arab Emirates
Gold (Au)	Asahi Pretec Corp.	Japan
Gold (Au)	Asahi Refining Canada Ltd.	Canada
Gold (Au)	Asahi Refining USA Inc.	USA
Gold (Au)	Asaka Riken Co., Ltd.	Japan
Tantalum (Ta)	Asaka Riken Co., Ltd.	Japan
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold (Au)	Attero Recycling Pvt Ltd	India
Gold (Au)	AU Traders and Refiners	South Africa
Gold (Au)	Augmont Enterprises Private Limited	India
Gold (Au)	AURA-II	USA
Gold (Au)	Aurubis AG	Germany
Tin (Sn)	Aurubis Beerse	Belgium
Tin (Sn)	Aurubis Berango	Spain
Tungsten (W)	Avon Specialty Metals Ltd	United Kingdom
Tantalum (Ta)	Avon Specialty Metals Ltd.	United Kingdom
Tin (Sn)	Avtec	USA
Gold (Au)	Baiyin Nonferrous Group Co.,Ltd	China
Gold (Au)	Bangalore Refinery	India
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Tin (Sn)	Baoshan Iron & Steel Co., Ltd.	China
Gold (Au)	Bauer Walser AG	Germany
Tungsten (W)	BESEEM MINING CO., LTD.	China
Gold (Au)	Boliden Ronnskar	Sweden
Tin (Sn)	Brinkmann Chemie AG	Germany

Ribbon Communications Inc. Conflict Minerals Report 2023 13

Substance	Smelter	Location
Gold (Au)	C. Hafner GmbH + Co. KG	Germany
Gold (Au)	C.I Metales Procesados Industriales SAS	Colombia
Gold (Au)	Caridad	Mexico
Gold (Au)	CCR Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Cendres + Metaux S.A.	Switzerland
Gold (Au)	Central Bank of the DPR of Korea	Korea, Democratic People's Republic of
Tin (Sn)	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Gold (Au)	CGR Metalloys Pvt Ltd.	India
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China
Gold (Au)	Changsha South Tantalum Niobium Co., Ltd.	China
Gold (Au)	Changzhou Chemical Research Institute Co. Ltd.	China
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Gold (Au)	Chimet S.p.A.	Italy
Gold (Au)	China Gold International Resources Corp. Ltd.	China
Gold (Au)	China GoldDeal Investment Co., Ltd.	China
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	China
Gold (Au)	China National Gold Group Corporation	China
Tungsten (W)	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	Chofu Works	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold (Au)	Chugai Mining	Japan
Tantalum (Ta)	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	China
Gold (Au)	Codelco	Chile
Gold (Au)	Coimpa Industrial LTDA	Brazil
Gold (Au)	Colt Refining	USA
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tungsten (W)	CP Metals Inc.	USA
Tantalum (Ta)	CP Metals Inc.	USA

Ribbon Communications Inc. Conflict Minerals Report 2023 14

Substance	Smelter	Location
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin (Sn)	CRM Synergies	Spain
Tungsten (W)	Cronimet Brasil Ltda	Brazil
Tin (Sn)	CV Ayi Jaya	Indonesia
Tin (Sn)	CV Dua Sekawan	Indonesia
Tin (Sn)	CV Duta Putra Bangka	Indonesia
Tin (Sn)	CV Gita Pesona	Indonesia
Tin (Sn)	CV Makmur Jaya	Indonesia
Tin (Sn)	CV United Smelting	Indonesia
Tin (Sn)	CV Venus Inti Perkasa	Indonesia
Tantalum (Ta)	D Block Metals, LLC	USA
Tin (Sn)	Da Nang Processing Import and Export Joint Stock	Vietnam
Gold (Au)	Daejin Indus Co., Ltd.	Korea, Republic of
Gold (Au)	DaeryongENC	Korea, Republic of
Tin (Sn)	Dai-ichi Seiko	Japan
Gold (Au)	Dai-ichi Seiko	Japan
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	China
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	China
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold (Au)	DHF Technical Products	USA
Gold (Au)	Dijllah Gold Refinery FZC	United Arab Emirates
Tin (Sn)	DingNan JiaWang HuanBao Co. LTD	China
Gold (Au)	DODUCO Contacts And Refining Gmbh	Germany
Tin (Sn)	Dong Guan Shi Xi Da Han Xi Product Co., Ltd	China
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin (Sn)	Dongguan City Xida Soldering Tin Products Co.	China
Gold (Au)	Dongguan Standard Electronic Material Co., Ltd	China
Tungsten (W)	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of
Gold (Au)	Dongwu Gold Group	China
Tin (Sn)	Dowa	Japan
Gold (Au)	Dowa	Japan
Tin (Sn)	Dragon Silver Holdings Limited	China

Ribbon Communications Inc. Conflict Minerals Report 2023 15

Substance	Smelter	Location
Tin (Sn)	DS Myanmar	Myanmar
Gold (Au)	DSC (Do Sung Corporation)	Korea, Republic of
Tantalum (Ta)	Duoluoshan	China
Tantalum (Ta)	E.S.R. Electronics	USA
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	Japan
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Gold (Au)	Elemetal Refining, LLC	USA
Tin (Sn)	Elemetal Refining, LLC	USA
Tin (Sn)	EM Vinto	Bolivia
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	India
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	India
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	India
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	India
Gold (Au)	Emirates Gold DMCC	United Arab Emirates
Tin (Sn)	Estanho de Rondonia S.A.	Brazil
Tantalum (Ta)	Exotech Inc.	USA
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Gold (Au)	Faggi Enrico S.p.A.	Italy
Tin (Sn)	Feinhutte Halsbrucke GmbH	Germany
Gold (Au)	Feinhutte Halsbrucke GmbH	Germany
Tin (Sn)	Fenix Metals	Poland
Gold (Au)	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum (Ta)	FIR Metals & Resource Ltd.	China
Gold (Au)	Fujairah Gold FZC	United Arab Emirates
Tin (Sn)	Fuji Metal Mining Corp.	Japan
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	China
Tantalum (Ta)	Gannon & Scott	USA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 16

Substance	Smelter	Location
Tungsten (W)	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten (W)	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	China
Gold (Au)	Geib Refining Corporation	USA
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	China
Tin (Sn)	Gejiu Jinye Mineral Company	China
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin (Sn)	Gejiu Yunxi Group Corp.	China
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Gold (Au)	GG Refinery Ltd.	Tanzania
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	India
Tantalum (Ta)	Global Advanced Metals	USA
Tantalum (Ta)	Global Advanced Metals Aizu	Japan
Tantalum (Ta)	Global Advanced Metals Boyertown	USA
Tungsten (W)	Global Tungsten & Powders LLC	USA
Tin (Sn)	Gold Bell Group	China
Gold (Au)	Gold by Gold Colombia	Colombia
Gold (Au)	Gold Coast Refinery	Ghana
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Gold (Au)	Guangdong Hua Jian Trade Co., Ltd.	China
Tin (Sn)	Guangdong Jiatian Stannum Products Co., Ltd	China
Gold (Au)	Guangdong Jinding Gold Limited	China
Gold (Au)	Guangdong Jinxian Gaoxin Cai Liao Gong Si	China
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 17

Substance	Smelter	Location
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China
Tin (Sn)	Guangxi Hua Tin Gold Minute Fee, Ltd.	China
Tin (Sn)	Guangxi Nonferrous Metals Group	China
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Tin (Sn)	Gwo Cherin Industrial	Taiwan
Gold (Au)	Gwo Chern industrial Co., Ltd.	Taiwan
Tantalum (Ta)	H.C. Starck GmbH	Germany
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	Germany
Tungsten (W)	H.C. Starck Group	Germany
Tantalum (Ta)	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany
Tungsten (W)	H.C. Starck Tungsten GmbH	Germany
Gold (Au)	Hang Seng Technology	China
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Tungsten (W)	Hannae For T Co., Ltd.	Korea, Republic of
Tin (Sn)	Hayes Metals Pty Ltd	New Zealand
Gold (Au)	Heimerle + Meule GmbH	Germany
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	China
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold (Au)	Heraeus Germany GmbH Co. KG	Germany
Gold (Au)	Heraeus Metals Hong Kong Ltd.	China
Gold (Au)	Hetai Gold Mineral Guangdong Co., Ltd.	China
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd.	China
Tin (Sn)	HighTech Components Co., Ltd.	Taiwan
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	USA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	China
Gold (Au)	Hop Hing electroplating factory Zhejiang	China
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	China
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	China
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	China
Tin (Sn)	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	China
Tin (Sn)	Hulterworth Smelter	China

Ribbon Communications Inc. Conflict Minerals Report 2023 18

Substance	Smelter	Location
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	China
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Tungsten (W)	Hunan Jintai New Material Co., Ltd.	China
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tin (Sn)	Hunan Xianghualing Tin Co. ltd	China
Gold (Au)	Hung Cheong Metal Manufacturing Limited	China
Gold (Au)	HwaSeong CJ CO., LTD.	Korea, Republic of
Tungsten (W)	Hydrometallurg, JSC	Russian Federation
Tin (Sn)	IBF IND Brasileira de Ferroligas Ltda	Brazil
Tin (Sn)	IMPAG AG	Switzerland
Tin (Sn)	Incertec	USA
Gold (Au)	Industrial Refining Company	Belgium
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold (Au)	International Precious Metal Refiners	United Arab Emirates
Gold (Au)	I-PEX golden finger	Japan
Tin (Sn)	I-PEX Inc.	Japan
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Tin (Sn)	Ishihara Chemical Co., Ltd.	Japan
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Italpreziosi	Italy
Gold (Au)	JALAN & Company	India
Gold (Au)	Japan Mint	Japan
Tungsten (W)	Japan New Metals Co., Ltd.	Japan
Tin (Sn)	Jau Janq Enterprise Co., Ltd.	Taiwan
Tin (Sn)	Jiang Jia Wang Technology Co.	China
Tin (Sn)	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold (Au)	Jiangxi Copper Co., Ltd.	China
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 19

Substance	Smelter	Location
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	China
Tungsten (W)	Jiangxi Rare Earth & Rare Metals Tungsten Group Imp.& Exp. Co. Ltd.	China
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	China
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Gold (Au)	Jin Jinyin Refining Co., Ltd.	China
Gold (Au)	Jinlong Copper Co., Ltd.	China
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	China
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China
Tungsten (W)	Jiujiang Tanbre Co., Ltd.	China
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold (Au)	JSC Novosibirsk Refinery	Russian Federation
Gold (Au)	JSC Uralelectromed	Russian Federation
Tin (Sn)	Ju Tai Industrial Co., Ltd.	China
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	K.A. Rasmussen	Norway
Gold (Au)	Kaloti Precious Metals	United Arab Emirates
Tin (Sn)	KARAS PLATING LTD	United Kingdom
Gold (Au)	Kazakhmys Smelting LLC	Kazakhstan
Gold (Au)	Kazzinc	Kazakhstan
Tantalum (Ta)	KEMET Blue Powder	USA
Tantalum (Ta)	KEMET Corp.	USA

Ribbon Communications Inc. Conflict Minerals Report 2023 20

Substance	Smelter	Location
Tantalum (Ta)	KEMET de Mexico	Mexico
Tungsten (W)	Kenee Mining Corporation Vietnam	Vietnam
Tungsten (W)	Kennametal Fallon	USA
Tungsten (W)	Kennametal Huntsville	USA
Gold (Au)	Kennecott Utah Copper LLC	USA
Tungsten (W)	KGETS Co., Ltd.	Korea, Republic of
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	Poland
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	China
Tin (Sn)	Kobe Steel, Ltd.	Japan
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan
Gold (Au)	Korea Metal Co., Ltd.	Korea, Republic of
Gold (Au)	Korea Zinc Co., Ltd.	Korea, Republic of
Gold (Au)	Kosak Seiren	Japan
Tin (Sn)	Kovohute Pribram Nastupnicka, A.S.	Czech Republic
Gold (Au)	KP Sanghvi International Pvt Ltd	India
Gold (Au)	Kundan Care Products Ltd.	India
Gold (Au)	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold (Au)	Kyrgyzaltyn JSC	Kyrgyzstan
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold (Au)	L'azurde Company For Jewelry	Saudi Arabia
Tin (Sn)	LIAN JING	China
Tungsten (W)	Lianyou Metals Co., Ltd.	Taiwan
Tungsten (W)	Lianyou Resources Co., Ltd.	Taiwan
Gold (Au)	Lingbao Gold Co., Ltd.	China
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Tin (Sn)	Linqu Xianggui Smelter Co., Ltd.	China
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tungsten (W)	LLC Vostok	Russian Federation
Gold (Au)	L'Orfebre S.A.	Andorra
Gold (Au)	LS MnM Inc.	Korea, Republic of
Gold (Au)	LT Metal Ltd.	Korea, Republic of
Tin (Sn)	Luna Smelter, Ltd.	Rwanda
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 21

Substance	Smelter	Location
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin (Sn)	M/s ECO Tropical Resources	Singapore
Tin (Sn)	Ma An Shan Shu Guang Smelter Corp.	China
Tin (Sn)	Ma On Shuguang Smelting Plant	China
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	China
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin (Sn)	Malaysia Smelting Corporation (MSC)	Malaysia
Tin (Sn)	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China
Gold (Au)	Marsam Metals	Brazil
Tungsten (W)	Masan High-Tech Materials	Vietnam
Tin (Sn)	Materials Eco-Refining Co., Ltd.	Japan
Gold (Au)	Materials Eco-Refining CO.,LTD	Japan
Gold (Au)	Materion	USA
Tantalum (Ta)	Materion Newton Inc.	USA
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	MD Overseas	India
Tin (Sn)	Medeko Cast S.R.O.	Slovakia
Tungsten (W)	Mehra Ferro-Alloys Pvt. Ltd.	India
Tin (Sn)	Melt Metais e Ligas S.A.	Brazil
Tantalum (Ta)	Meta Materials	Macedonia
Tin (Sn)	Metahub Industries Sdn. Bhd.	Malaysia
Gold (Au)	Metahub Industries Sdn. Bhd.	Malaysia
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	South Africa
Tin (Sn)	Metallic Resources, Inc.	USA
Gold (Au)	Metallix Refining Inc.	USA
Tin (Sn)	Metallum Group Holding NV	Belgium
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	India
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	China
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	China
Gold (Au)	Metalor Technologies S.A.	Switzerland
Gold (Au)	Metalor USA Refining Corporation	USA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

Ribbon Communications Inc. Conflict Minerals Report 2023 22

Substance	Smelter	Location
Tin (Sn)	Minchali Metal Industry Co., Ltd.	Taiwan
Tin (Sn)	Mineracao Taboca S.A.	Brazil
Tantalum (Ta)	Mineracao Taboca S.A.	Brazil
Tin (Sn)	Ming Li Jia smelt Metal Factory	China
Tin (Sn)	Mining Minerals Resources SARL	Congo, Democratic Republic of the
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	China
Tin (Sn)	Minsur	Peru
Tin (Sn)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsubishi Materials Corporation	Japan
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold (Au)	MK Electron	Korea, Republic of
Gold (Au)	MKS PAMP SA	Switzerland
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	India
Tin (Sn)	Modeltech Sdn Bhd	Malaysia
Gold (Au)	Modeltech Sdn Bhd	Malaysia
Tungsten (W)	Moliren Ltd.	Russian Federation
Gold (Au)	Morris and Watson	New Zealand
Gold (Au)	Morris and Watson Gold Coast	Australia
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation
Gold (Au)	N.E. Chemcat	Japan
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Tungsten (W)	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten (W)	Nanchang Cemented Carbide Limited Liability Company	China
Tantalum (Ta)	Nantong Tongjie Electrical Co., Ltd.	China
Gold (Au)	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin (Sn)	Ney Metals and Alloys	USA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Gold (Au)	NH Recytech Company	Korea, Republic of
Tungsten (W)	Niagara Refining LLC	USA
Gold (Au)	Nihon Material Co., Ltd.	Japan
Gold (Au)	Nihon Superior Co., Ltd.	Japan
Tin (Sn)	Nihon Superior Co., Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 23

Substance	Smelter	Location
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Gold (Au)	Nohon Material Corporation	Japan
Tin (Sn)	Novosibirsk Tin Combine	Russian Federation
Tantalum (Ta)	NPM Silmet AS	Estonia
Tungsten (W)	NPP Tyazhmetprom LLC	Russian Federation
Gold (Au)	Nyrstar Metals	USA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold (Au)	OJSC Kolyma Refinery	Russian Federation
Tin (Sn)	Old City Metals Processing Co., Ltd.	China
Tin (Sn)	OMODEO A. E S. METALLEGHE SRL	Italy
Tungsten (W)	OOO "Technolom" 1	Russian Federation
Tungsten (W)	OOO "Technolom" 2	Russian Federation
Tin (Sn)	Operaciones Metalurgicas S.A.	Bolivia
Tin (Sn)	Pan Light Corporation	Taiwan
Gold (Au)	Pease & Curren	USA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	China
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tin (Sn)	Phoenix Metal Ltd.	Rwanda
Tungsten (W)	Plansee Composite Materials GmbH	Germany
Tantalum (Ta)	Plansee SE	Austria
Tantalum (Ta)	Plansee SE Liezen	Austria
Tantalum (Ta)	Plansee SE Reutte	Austria
Gold (Au)	Planta Recuperadora de Metales SpA	Chile
Tantalum (Ta)	PM Kalco Inc	USA
Tungsten (W)	Pobedit, JSC	Russian Federation
Tin (Sn)	Pongpipat Company Limited	Myanmar
Tantalum (Ta)	Power Resources Ltd.	Macedonia
Tantalum (Ta)	PowerX Ltd.	Rwanda
Gold (Au)	Precious Metals Sales Corp.	USA

Ribbon Communications Inc. Conflict Minerals Report 2023 24

Substance	Smelter	Location
Tin (Sn)	Precious Minerals and Smelting Limited	India
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Tin (Sn)	PSC VSMPO-AVISMA Corp.	Russian Federation
Tin (Sn)	PT Alam Lestari Kencana	Indonesia
Gold (Au)	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin (Sn)	PT Aries Kencana Sejahtera	Indonesia
Tin (Sn)	PT Artha Cipta Langgeng	Indonesia
Tin (Sn)	PT ATD Makmur Mandiri Jaya	Indonesia
Tin (Sn)	PT Babel Inti Perkasa	Indonesia
Tin (Sn)	PT Babel Surya Alam Lestari	Indonesia
Tin (Sn)	PT Bangka Kudai Tin	Indonesia
Tin (Sn)	PT Bangka Prima Tin	Indonesia
Tin (Sn)	PT Bangka Putra Karya	Indonesia
Tin (Sn)	PT Bangka Serumpun	Indonesia
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Indonesia
Tin (Sn)	PT Bangka Tin Industry	Indonesia
Tin (Sn)	PT Belitung Industri Sejahtera	Indonesia
Tin (Sn)	PT BilliTin Makmur Lestari	Indonesia
Tin (Sn)	PT Bukit Timah	Indonesia
Tin (Sn)	PT Cipta Persada Mulia	Indonesia
Tin (Sn)	PT DS Jaya Abadi	Indonesia
Tin (Sn)	PT Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	PT Fang Di MulTindo	Indonesia
Tin (Sn)	PT HP Metals Indonesia	Indonesia
Tin (Sn)	PT Inti Stania Prima	Indonesia
Tin (Sn)	PT Justindo	Indonesia
Tin (Sn)	PT Karimun Mining	Indonesia
Tin (Sn)	PT Kijang Jaya Mandiri	Indonesia
Tin (Sn)	PT Koba Tin	Indonesia
Tin (Sn)	PT Lautan Harmonis Sejahtera	Indonesia
Tin (Sn)	PT Masbro Alam Stania	Indonesia
Tin (Sn)	PT Menara Cipta Mulia	Indonesia
Tin (Sn)	PT Mitra Stania Prima	Indonesia
Tin (Sn)	PT Mitra Sukses Globalindo	Indonesia

Ribbon Communications Inc. Conflict Minerals Report 2023 25

Substance	Smelter	Location
Tin (Sn)	PT NATARI	Indonesia
Tin (Sn)	PT O.M. Indonesia	Indonesia
Tin (Sn)	PT Panca Mega Persada	Indonesia
Tin (Sn)	PT Premium Tin Indonesia	Indonesia
Tin (Sn)	PT Prima Timah Utama	Indonesia
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin (Sn)	PT Rajawali Rimba Perkasa	Indonesia
Tin (Sn)	PT Rajehan Ariq	Indonesia
Tin (Sn)	PT Refined Bangka Tin	Indonesia
Tin (Sn)	PT Sariwiguna Binasentosa	Indonesia
Tin (Sn)	PT Stanindo Inti Perkasa	Indonesia
Tin (Sn)	PT Sukses Inti Makmur (SIM)	Indonesia
Tin (Sn)	PT Sumber Jaya Indah	Indonesia
Tin (Sn)	PT Supra Sukses Trinusa	Indonesia
Tin (Sn)	PT Timah Nusantara	Indonesia
Tin (Sn)	PT Timah Tbk	Indonesia
Tin (Sn)	PT Timah Tbk Kundur	Indonesia
Tin (Sn)	PT Timah Tbk Mentok	Indonesia
Tin (Sn)	PT Tinindo Inter Nusa	Indonesia
Tin (Sn)	PT Tirus Putra Mandiri	Indonesia
Tin (Sn)	PT Tommy Utama	Indonesia
Tin (Sn)	PT Wahana Perkit Jaya	Indonesia
Tin (Sn)	PT Yinchendo Mining Industry	Indonesia
Gold (Au)	PX Precinox S.A.	Switzerland
Gold (Au)	QG Refining, LLC	USA
Tantalum (Ta)	QSIL Metals Hermsdorf GmbH	Germany
Tantalum (Ta)	QuantumClean	USA
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa
Gold (Au)	Realized the Enterprise Co., Ltd.	China
Tin (Sn)	RedRing Solder (M) Sdn. Bhd	Malaysia
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	China
Gold (Au)	REMONDIS PMR B.V.	Netherlands
Gold (Au)	Republic Metals Corporation	USA
Tin (Sn)	Resind Industria e Comercio Ltda.	Brazil

Ribbon Communications Inc. Conflict Minerals Report 2023 26

Substance	Smelter	Location
Tantalum (Ta)	Resind Industria e Comercio Ltda.	Brazil
Tantalum (Ta)	RFH Recycling Metals Co., Ltd.	China
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tin (Sn)	Rian Resources SDN. BHD.	Malaysia
Gold (Au)	Rio Tinto Group	Australia
Gold (Au)	Royal Canadian Mint	Canada
Tin (Sn)	Rui Da Hung	Taiwan
Gold (Au)	SAAMP	France
Gold (Au)	Sabin Metal Corp.	USA
Gold (Au)	Safimet S.p.A	Italy
Gold (Au)	SAFINA A.S.	Czechia
Gold (Au)	Sai Refinery	India
Gold (Au)	Sam Precious Metals	United Arab Emirates
Gold (Au)	Samduck Precious Metals	Korea, Republic of
Tin (Sn)	Samhwa non-ferrorus Metal ind.co.ltd	Korea, Republic of
Gold (Au)	Samwon Metals Corp.	Korea, Republic of
Gold (Au)	Sancus ZFS (L'Orfebre, SA)	Colombia
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Gold (Au)	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China
Gold (Au)	Saxonia Edelmetalle GmbH	Germany
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	ScotiaMocatta, The Bank of Nova Scotia	Hong Kong
Gold (Au)	Sellem Industries Ltd.	Mauritania
Gold (Au)	SEMPSA Joyeria Plateria S.A.	Spain
Gold (Au)	Shan Dong Huangjin	China
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold (Au)	Shandon Jin Jinyin Refining Limited	China
Gold (Au)	Shandong Gold Smelting Co., Ltd.	China
Gold (Au)	Shandong Hengbang Smelter Co., Ltd.	China
Gold (Au)	Shandong Humon Smelting Co., Ltd.	China
Gold (Au)	Shandong penglai gold smelter	China
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Ribbon Communications Inc. Conflict Minerals Report 2023 27

Substance	Smelter	Location
Gold (Au)	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold (Au)	Shandong Zhongkuang Group Co.,Ltd.	China
Tantalum (Ta)	Shanghai Jiangxi Metals Co., Ltd.	China
Tin (Sn)	ShangHai YueQiang Metal Products Co., LTD	China
Tin (Sn)	Shangrao Xuri Smelting Factory	China
Tin (Sn)	Shen Mao Solder (M) Sdn. Bhd	Taiwan
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	China
Gold (Au)	Shenzhen Heng Zhong Industry Co., Ltd.	China
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin (Sn)	Shenzhen Yi Cheng Industrial	China
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Tungsten (W)	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Gold (Au)	Shirpur Gold Refinery Ltd.	India
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Tin (Sn)	Sigma Tin Alloy Co., Ltd.	China
Gold (Au)	Singway Technology Co., Ltd.	Taiwan
Gold (Au)	Sino-Platinum Metals Co., Ltd.	China
Tin (Sn)	Sizer Metals PTE Ltd	Singapore
Gold (Au)	So Accurate Group, Inc.	USA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tin (Sn)	Soft Metais Ltda.	Brazil
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan
Tin (Sn)	Solder Court Ltd	China
Tin (Sn)	Solder Court Ltd.	China
Tantalum (Ta)	Solikamsk Magnesium Works OAO	Russian Federation
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	China
Gold (Au)	Sovereign Metals	India
Tin (Sn)	Spectro Alloys Corp.	USA
Gold (Au)	Standard Bank	USA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	Lithuania

Ribbon Communications Inc. Conflict Minerals Report 2023 28

Substance	Smelter	Location
Gold (Au)	Success Technology (Shenzhen) Co., Ltd.	China
Gold (Au)	Sudan Gold Refinery	Sudan
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold (Au)	Suntain Co., Ltd.	Taiwan
Gold (Au)	Super Dragon Technology Co., Ltd.	Taiwan
Tin (Sn)	Super Ligas	Brazil
Tin (Sn)	Suzhou Nuonengda Chemical Co., Ltd.	China
Gold (Au)	SuZhou ShenChuang recycling Ltd.	China
Gold (Au)	Suzhou Xingrui Noble Metal Material Co., Ltd.	China
Gold (Au)	T.C.A S.p.A	Italy
Tungsten (W)	TaeguTec	Korea, Republic of
Gold (Au)	Tai Perng	Indonesia
Gold (Au)	Tai zhou chang san Jiao electron Co.,Ltd	China
Tin (Sn)	Taicang City Nancang Metal Material Co., Ltd.	China
Tantalum (Ta)	Taike Technology (Suzhou) Co.,Ltd.	China
Tin (Sn)	Taiwan high-tech Co., Ltd.	Taiwan
Tin (Sn)	Taiwan Huanliang	Taiwan
Gold (Au)	Taiwan Totai Co., Ltd.	Taiwan
Tin (Sn)	Taiwan's lofty Enterprises Ltd.	Taiwan
Tin (Sn)	Takehara PVD Materials Plant / PVD Materials Division of Mitsui Mining & Smelting Co., Ltd.	Japan
Tantalum (Ta)	Taki Chemical Co., Ltd.	Japan
Tin (Sn)	Tamura	Japan
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan
Tantalum (Ta)	Taniobis Co., Ltd.	Thailand
Tantalum (Ta)	Taniobis GMBH	Germany
Tantalum (Ta)	Taniobis Japan Co., Ltd.	Japan
Tungsten (W)	Taniobis Smelting GMBH & Co. Kg	Germany
Tantalum (Ta)	Taniobis Smelting GMBH & Co. Kg	Germany
Tantalum (Ta)	Tantalite Resources	South Africa
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum (Ta)	Telex Metals	USA
Tin (Sn)	Tennessee Aluminum Processors	USA

Ribbon Communications Inc. Conflict Minerals Report 2023 29

Substance	Smelter	Location
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin (Sn)	Thailand Mine Factory	Thailand
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	Three green surface technology limited company	China
Tin (Sn)	Tianshui Ling Bo Technology Co., Ltd.	China
Tin (Sn)	TIN PLATING GEJIU	China
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin (Sn)	Tin Technology & Refining	USA
Gold (Au)	Tokuriki Honten Co., Ltd.	Japan
Tin (Sn)	TONG LONG	China
Tin (Sn)	Tongding Metal Material Co., Ltd.	China
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold (Au)	TOO Tau-Ken-Altyn	Kazakhstan
Tin (Sn)	Top-Team Technology (Shenzhen) Ltd.	China
Gold (Au)	Torecom	Korea, Republic of
Tantalum (Ta)	Tranzact, Inc.	USA
Tin (Sn)	TRATHO Metal Quimica	Brazil
Gold (Au)	Tsai Brother industries	Taiwan
Gold (Au)	TSK Pretech	Korea, Republic of
Tungsten (W)	Tungsten Diversified Industries LLC	USA
Tungsten (W)	Tungsten Vietnam Joint Stock Company	Vietnam
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tantalum (Ta)	Ulba Metallurgical Plant JSC	Kazakhstan
Tin (Sn)	Ultracore Co., Ltd.	Thailand
Tantalum (Ta)	ULVAC Inc.	Japan
Gold (Au)	Umicore Brasil Ltda.	Brazil
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Tungsten (W)	Unecha Refractory metals plant	Russian Federation
Gold (Au)	United Precious Metal Refining, Inc.	USA
Gold (Au)	Universal Precious Metals Refining Zambia	Zambia
Tantalum (Ta)	V&D New Materials (Jiangsu) Co., Ltd.	China
Gold (Au)	Valcambi S.A.	Switzerland
Gold (Au)	Value Trading	Belgium

Ribbon Communications Inc. Conflict Minerals Report 2023 30

Substance	Smelter	Location
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tin (Sn)	VQB Mineral and Trading Group JSC	Vietnam
Gold (Au)	Wang Ting	China
Gold (Au)	Weeerefining	France
Tin (Sn)	Welley	Taiwan
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	Australia
Tin (Sn)	Westfalenzinn	Germany
Tin (Sn)	Westmetall GmbH & Co. KG	Germany
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	Brazil
Gold (Au)	WIELAND Edelmetalle GmbH	Germany
Tungsten (W)	Wolfram Bergbau und Hutten AG	Austria
Tungsten (W)	WOLFRAM Company CJSC	Russian Federation
Tungsten (W)	Woltech Korea Co., Ltd.	Korea, Republic of
Tin (Sn)	Wujiang City Luxe Tin Factory	China
Tin (Sn)	Wuxi Yunxi Sanye Solder Factory	China
Gold (Au)	Wuzhong Group	China
Tin (Sn)	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Gold (Au)	Xiamen JInbo Metal Co., Ltd.	China
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten (W)	Xiamen Tungsten Co., Ltd.	China
Tin (Sn)	XiaMen YiQuan Precision Metal Co., Ltd	China
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	China
Tantalum (Ta)	Ximei Resources (Guangdong) Limited	China
Tantalum (Ta)	Ximei Resources(Guizhou) Technology Co., Ltd.	China
Tin (Sn)	Xin Furukawa Metal (Wuxi) Co., Ltd.	China
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	China
Tin (Sn)	XURI	China
Gold (Au)	Yamakin Co., Ltd.	Japan
Gold (Au)	Yamato Denki Ind. Co., Ltd.	Japan
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold (Au)	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China

Ribbon Communications Inc. Conflict Minerals Report 2023 31

Substance	Smelter	Location
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tin (Sn)	Yifeng Tin	China
Tin (Sn)	Yiquan Manufacturing	China
Gold (Au)	Yokohama Metal Co., Ltd.	Japan
Tungsten (W)	Yudu Ansheng Tungsten Co., Ltd.	China
Tin (Sn)	Yuecheng Tin Co., Ltd.	China
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	China
Gold (Au)	Yunnan Copper Industry Co., Ltd.	China
Tin (Sn)	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin (Sn)	Yunnan Geiju Smelting Corp.	China
Gold (Au)	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Tin (Sn)	Yunnan Industrial Co., Ltd.	China
Tin (Sn)	Yunnan Malipo Baiyi Kuangye Co.	China
Gold (Au)	Yunnan Metallurgical Group Co., Ltd	China
Tin (Sn)	yunnan xi ye gufen youxian gongsi	China
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten (W)	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Gold (Au)	Zhaojun Maifu	China
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	China
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Tin (Sn)	Zhongshan Jinye Smelting Co.,Ltd	China
Gold (Au)	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tin (Sn)	Zhuhai Horyison Solder Co., Ltd.	China
Gold (Au)	Zhuhai Toxic Materials Monopoly Ltd.	China
Gold (Au)	Zhuzhou Cemented Carbide	China
Tungsten (W)	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Gold (Au)	Zhuzhou Smelting Group Co., Ltd	China

Ribbon Communications Inc. Conflict Minerals Report 2023 32

Annex B List of Countries

Countries of origin of the Conflict Minerals in the 2023 Ribbon Products are believed to include:

Location of Mines: 133 countries

Afghanistan	El Salvador	Libya	Saudi Arabia
Albania	Eritrea	Liechtenstein	Senegal
Andorra	Estonia	Lithuania	Serbia
Angola	Ethiopia	Luxembourg	Sierra Leone
Argentina	Finland	Madagascar	Singapore
Armenia	France	Malawi	Slovakia
Australia	Gabon	Malaysia	Slovenia
Austria	Gambia	Mali	Solomon Islands
Azerbaijan	Georgia	Malta	South Africa
Belarus	Germany	Mauritania	Spain
Belgium	Ghana	Mauritius	Sudan
Benin	Greece	Mexico	Suriname
Bermuda	Guatemala	Mongolia	Sweden
Bolivia	Guinea	Morocco	Switzerland
Botswana	Guyana	Mozambique	Taiwan
Brazil	Honduras	Myanmar	Tajikistan
Bulgaria	Hong Kong	Namibia	Tanzania
Burkina Faso	Hungary	Netherlands	Thailand
Burundi	India	New Zealand	Togo
Cambodia	Indonesia	Nicaragua	Tunisia
Cameroon	Ireland	Niger	Turkey
Canada	Israel	Nigeria	Uganda
Central African Republic	Italy	Norway	United Arab Emirates
Chile	Ivory Coast	Oman	United Kingdom
China	Japan	Pakistan	United States of America
Colombia	Jordan	Panama	Uruguay
Croatia	Kazakhstan	Peru	Uzbekistan
Cyprus	Kenya	Philippines	Vietnam
Czech Republic	Korea	Poland	Yemen
Democratic Republic of Congo	Kuwait	Portugal	Zambia
Denmark	Kyrgyzstan	Romania	Zimbabwe
Dominican Republic	Latvia	Russian Federation	
Ecuador	Lebanon	Rwanda	
Egypt	Liberia	San Marino	

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